Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Patriot National, Inc.

Fort Lauderdale, FL

We hereby consent to the incorporation by reference in the Registration Statement of our report dated September 24, 2015 relating to the financial statements of Global HR Research, LLC, which is incorporated by reference in the registration statement (Form S-1) filed with the Securities and Exchange Commission on April 7, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Goldstein Schechter Koch, P.A.

Goldstein Schechter Koch, P.A.

Coral Gables, FL

April 7, 2016